UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 21, 2024

Everus Construction Group, Inc.
(Exact name of registrant as specified in its charter)

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)
Delaware	001-42276	99-1952207

1730 Burnt Boat Drive
Bismarck, North Dakota 58503
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code (701) 221-6400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

(Title of each class)	(Trading Symbol(s))	(Name of each exchange on which registered)
Common Stock, par value $0.01 per share	ECG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On October 18, 2024, Everus Construction Group, Inc. (the “Company”) filed a Current Report on Form 8-K with the U.S. Securities and Exchange Commission, which included an Information Statement, dated October 18, 2024, as Exhibit 99.1 thereto (the “Information Statement”). The Information Statement describes the expected pro rata distribution of all of the shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) by MDU Resources Group, Inc. (“MDU Resources”) to MDU Resources’ stockholders (the “Distribution”). Subject to the satisfaction or waiver of the conditions for the Distribution, which are described in the Information Statement, the Distribution is expected to occur at 11:59 p.m., Eastern time, on October 31, 2024.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Distribution, the Company filed a certificate of amendment to its Certificate of Incorporation (the “Split Amendment”) with the Secretary of State of the State of Delaware on October 21, 2024. The Split Amendment increased the number of authorized shares of Common Stock and preferred stock, par value $0.01, of the Company, and effected a stock split of the outstanding shares of Common Stock.
The foregoing description of the Split Amendment is qualified in its entirety by reference to the full text of the Split Amendment, which is attached hereto as Exhibit 3.1 and incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	Certificate of Amendment to the Certificate of Incorporation of Everus Construction Group, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 21, 2024

Everus Construction Group, Inc.

By:	/s/ Paul R. Sanderson

Paul R. Sanderson
Chief Legal Officer and Corporate Secretary

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